SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 5, 2026

Stewards, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-291586	88-0436017
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4300 N. University Drive Suite D-105 Lauderhill, Florida	33351
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 1.833.328.6477

________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

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Item 1.01 Entry into a Material Definitive Agreement.

On August 5, 2026, Stewards, Inc. (the “Company”) entered into Amendment No. 1 to Promissory Note (the “Amendment”), effective as of June 1, 2026, with FAVO Holdings, LLC (the “Holder”).

The Amendment relates to that certain Promissory Note dated June 1, 2023, in the original principal amount of $4,700,000 (the “Note”), of which the final installment of principal in the amount of $1,600,000 (the “Final Installment”), together with accrued interest, was due and payable on May 31, 2026.

Pursuant to the Amendment:

▪  The maturity date of the Final Installment was extended from May 31, 2026 to September 1, 2026;

▪  From and after June 1, 2026, the outstanding principal of $1,600,000 bears simple interest at the rate of ten percent (10%) per annum, computed on a consistent straight-line basis per month, aggregating $40,000 for the period from June 1, 2026 through September 1, 2026, all of which is due and payable on the extended maturity date; and

▪  The fifteen percent (15%) per annum default interest rate under the Note was waived solely with respect to the period from June 1, 2026 through September 1, 2026. If the Company fails to pay the Final Installment, together with all accrued and unpaid interest, in full on September 1, 2026, the waiver ceases and the fifteen percent (15%) default interest rate is reinstated on all amounts then outstanding from and after September 1, 2026.

The Holder is owned 65% by Vincent Napolitano and 35% by Shaun Quin, the Company’s Chief Executive Officer and a director. The transaction constitutes a related-party transaction. Mr. Quin recused himself from the Board’s deliberation and vote on the Amendment. The disinterested members of the Board of Directors approved the Amendment after determining that it is fair to, and in the best interests of, the Company.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 6, 2026, the Board of Directors of Stewards, Inc. (the “Company”) approved and adopted the Amended and Restated Bylaws of the Company (the “Amended and Restated Bylaws”), which became effective immediately upon adoption.

The Amended and Restated Bylaws amend and restate the Company’s prior bylaws in their entirety. The material changes include, among other things:

▪  Changing the persons authorized to call special meetings of stockholders;

▪  Explicitly authorizing meetings of stockholders to be held solely by means of remote communication or in a hybrid (in-person and remote) format as determined by the Board of Directors, to the fullest extent permitted by applicable law;

▪  Adopting a majority voting standard for uncontested elections of directors, together with a related resignation policy for incumbent directors who fail to receive a majority vote;

▪  Adding comprehensive advance notice provisions governing stockholder nominations of directors and the submission of other business at meetings of stockholders;

▪  Updating the notice provisions to expressly permit electronic delivery of notices, including by email;

▪  Providing for the issuance of uncertificated shares; and

▪  Adding an exclusive forum provision designating specified Nevada courts as the exclusive forum for certain internal corporate claims and designating the federal district courts of the United States as the exclusive forum for claims arising under the Securities Act of 1933, as amended.

The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws, dated August 6, 2026
10.1	Amendment No. 1 to Promissory Note, dated as of June 1, 2026, by and between Stewards, Inc. and FAVO Holdings, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stewards, Inc.

/s/ Katuischia Murless

Katuischia Murless
Chief Financial Officer

Date August 7, 2026

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